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                                                                       Exhibit 5


                                                                  April 17, 1997



Dynamic International, Ltd.
58 Second Avenue
Brooklyn, New York 11215

Gentlemen:

                  As counsel for your Company, we have examined your Articles of Incorporation, By-Laws, such other corporate records, documents and proceedings and such questions of law as we have deemed relevant for the purpose of this opinion.

                  We have also, as such counsel, examined the Registration Statement of your Company on Form S-1 (the "Registration Statement"), covering the registration under the Securities Act of 1933, as amended (the "Act"), of the proposed offer and sale of (i) 1,380,000 Units (the "Units"), each Unit consisting of one share of Common Stock, par value $.001 (the "Common Stock"), one Redeemable Class A Warrant (the "Class A Warrants") and one Class B Warrant (the "Class B Warrants," together with the Class A Warrants, the "Warrants," and collectively with the Units and the Common Stock, the "Securities"), including Units issuable upon exercise of the over-allotment option by the underwriter for the offering (the "Over-allotment Option"), (ii) 2,760,000 shares of Common Stock underlying the Warrants, including Common Stock underlying Warrants issuable upon exercise of the Over-allotment Option, (iii) up to 120,000 Units issuable pursuant to the Underwriter's Warrants (the "Underwriter's Warrants"),
(iv) 240,000 shares of Common Stock underlying the Warrants included in the Underwriter's Warrants.

                  On the basis of such examination, we are of the opinion that:

                  1. The shares of Common Stock have been duly and validly authorized and, when issued and sold, will be duly and validly issued and fully paid and nonassessable shares of Common Stock of the Company.

                  2. The Warrants have been duly and validly authorized and created and when exercised in accordance their respective terms, the shares of Common Stock will be issued as fully paid and nonassessable shares of Common Stock of the Company.
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Dynamic International, Ltd.
April 17, 1997
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                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         This opinion is to be used only in connection with the offer and sale of the Securities as variously referred to herein while the Registration Statement is in effect.

                                          Very truly yours,

                                          /s/

                                          HELLER, HOROWITZ & FEIT, P.C.

HH & F: mm